Exhibit 99.3

VIRAGE LOGIC CORPORATION
UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

The following unaudited pro forma combined financial statements have been prepared to give effect to the acquisition of In-Chip Systems, Inc. (“In-Chip”) by Virage Logic Corporation (“Virage Logic”) which was concluded on May 24, 2002 and was previously reported by Virage Logic on Form 8-K filed on June 7, 2002. The acquisition of In-Chip by Virage Logic was accounted for using the purchase method of accounting. These pro forma statements were prepared as if the acquisition had been completed as of March 31, 2002 for balance sheet purposes and the beginning of the year ended September 30, 2001 for statement of operations purposes. These unaudited pro forma combined financial statements should be read in conjunction with the historical consolidated financial statements of Virage Logic included in Virage Logic’s report on Form 10-K filed with the Securities and Exchange Commission on December 19, 2001, and the historical financial statements of In-Chip included with Item 7 in this Form 8-K/A.

The unaudited pro forma combined financial statements are presented for illustrative purposes only and are not necessarily indicative of the financial position or results of operations that would have actually been reported had the acquisition occurred on March 31, 2002 for balance sheet purposes or as of the beginning of the year ended September 31, 2001 for statement of operations purposes, nor are they necessarily indicative of the future financial position or results of operations. The pro forma combined financial statements include adjustments to reflect the allocation of purchase consideration to the acquired assets and liabilities of In-Chip. The final allocation of the purchase consideration will be determined upon finalization of the closing balance sheet, finalization of estimates for direct acquisition costs and a comprehensive final evaluation of the fair value of all assets and liabilities assumed. The pro forma adjustments may differ materially based upon the final adjustments.

VIRAGE LOGIC CORPORATION
UNAUDITED PRO FORMA COMBINED BALANCE SHEET
March 31, 2002
(in thousands)

			Pro Forma

	Virage Logic	In-Chip	Adjustment		Combined

ASSETS
Current Assets
Cash and cash equivalents	$37,838	$677	$(3,849	)(a)	$34,666
Investments	9,885	—	—		9,885
Accounts receivables, net	13,167	275	—		13,442
Costs in excess of related billings on uncompleted contracts	573	—	—		573
Prepaid expenses and other	1,416	77	—		1,493
Taxes receivable	710	—	—		710

Total current assets	63,589	1,029	(3,849)		60,769

Property, equipment and leasehold improvements, net	5,781	155	—		5,936
Intangible assets, net	162	518	12,501	(b)	13,181
Deferred tax assets	877	—	—		877
Long-term investments	12,284	—	—		12,284
Other long-term assets	428	—	—		428

Total assets	$83,121	$1,702	$8,652		$93,475

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$534	$—	$—		$534
Accrued payroll and related expenses	2,152	—	—		2,152
Accrued expenses	897	192	1,476	(c)	2,565
Note payable to stockholder	—	500	—		500
Deferred revenues	1,896	500	—		2,396
Current portion of capital leases	153	—	—		153
Income tax payable	5	—	—		5

Total current liabilities	5,637	1,192	1,476		8,305

Long-term portion of capital leases	2	—	—		2
Deferred tax liabilities	—	—	1,365	(b)	1,365
Other liabilities	—	—	1,000	(d)	1,000

Total liabilities	5,639	1,192	3,841		10,672

Common stock	20	1,340	—		1,360
Additional paid-in capital	97,810	—	10,223	(e)	108,033
Accumulated other comprehensive income	(78)	—	—		(78)
Notes receivable from stockholders	(94)	(22)	—		(116)
Deferred stock-based compensation	(1,795)	—	(3,873	)(f)	(5,668)
Accumulated deficit	(18,381)	(808)	(1,539	)(e)	(20,728)

Total stockholders’ equity	77,482	510	4,811		82,803

	$83,121	$1,702	$8,652		$93,475

See accompanying notes to unaudited combined financial statements

VIRAGE LOGIC CORPORATION
UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
For the year ended September 30, 2001
(in thousands, except per share amounts)

			Pro Forma

	Virage Logic	In-Chip	Adjustment		Combined

		(1)
Revenue:
License	$30,726	$2,956	$—		$33,682
Royalties	1,037	—	—		1,037

Total revenue	31,763	2,956	—		34,719

Cost of revenues	6,424	713	—		7,137

Gross profit	25,339	2,243	—		27,582

Operating expenses:
Research and development	9,577	1,944	—		11,521
Sales and marketing	8,257	703	—		8,960
General and administration	4,364	307	—		4,671
Stock-based compensation	6,349	—	2,882	(g)	9,231
Amortization of intangibles	—	—	386	(h)	386

Total operating expenses	28,547	2,954	3,268		34,769

Operating loss	(3,208)	(711)	(3,268)		(7,187)
Interest income	3,155	49	—		3,204
Interest and other expenses	(62)	(38)	—		(94)

Loss before taxes	(115)	(700)	(3,268)		(4,077)
Income tax provision (benefit)	1,939	168	(244	)(i)	1,869

Net Loss	$(2,054)	$(868)	$(3,024)		$(5,946)

Basic and diluted net loss per share	$(0.11)				$(0.31)

Shares used in computing per share amounts	18,819		529	(j)	19,348

(1) See Note 1 included in the notes to the unaudited combined financial statements

See accompanying notes to unaudited combined financial statements

VIRAGE LOGIC CORPORATION
UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
For the six months ended March 31, 2002
(in thousands, except per share amounts)

	Virage Logic	In-Chip	Adjustment		Combined

		(1)
Revenue:
License	$19,533	$1,273	$—		$20,806
Royalties	761	—	—		761

Total revenue	20,294	1,273	—		21,567

Cost of revenues	4,099	346	—		4,445

Gross profit	16,195	927	—		17,122

Operating expenses:
Research and development	5,868	741	—		6,609
Sales and marketing	5,225	256	—		5,481
General and administration	2,130	161	—		2,291
Stock-based compensation	1,552	—	1,631	(g)	3,183
Amortization of intangibles	—	—	193	(h)	193

Total operating expenses	14,775	1,158	1,824		17,757

Operating income (loss)	1,420	(231)	(1,824)		(635)
Interest income	713	9	—		722
Interest and other expenses	(15)	(15)	—		(30)

Income (loss) before taxes	2,118	(237)	(1,824)		57
Income tax provision (benefit)	1,274	69	(32	)(i)	1,311

Net income (loss)	$844	$(306)	$(1,792)		$(1,254)

Basic net income (loss) per share	$0.04				$(0.06)
Diluted net income (loss) per share	$0.04				$(0.06)
Shares used in computing per share amounts
Basic	19,475		529	(j)	20,004

Diluted	20,872				20,004

(1)  See Note 1 included in the notes to the unaudited combined financial statements.

See accompanying notes to unaudited combined financial statements

VIRAGE LOGIC CORPORATION
NOTES TO UNAUDITED PRO FORMA COMBINED
FINANCIAL STATEMENTS

1. BASIS OF PRO FORMA PRESENTATION

On May 24, 2002, Virage Logic concluded the acquisition of In-Chip pursuant to an acquisition agreement entered into on May 4, 2002. Under the terms of this agreement all outstanding shares of In-Chip common stock were converted into an aggregate of 528,547 shares of Virage Logic common stock. Each outstanding option to purchase shares of In-Chip common stock has been assumed by Virage Logic and converted into an option to acquire shares of Virage Logic common stock. Virage Logic intends to account for the acquisition under the purchase method of accounting.

The unaudited pro forma combined balance sheet at March 31, 2002 combines Virage Logic’s and In-Chip’s balance sheets as of March 31, 2002 as if the acquisition had been consummated on that date.

The combining companies have different year-ends for reporting purposes. Virage Logic’s fiscal year end is September 30, whereas In-Chip’s fiscal year end is December 31. The unaudited pro forma combined statements of operations for the year ended September 30, 2001 and for the six month period ended March 31, 2002 give effect to the acquisition as if it had occurred on October 1, 2000. The unaudited pro forma combined statement of operations for the twelve months ended September 30, 2001 combine the results of operations of Virage Logic for the fiscal year ended September 30, 2001 and In-Chip for the fiscal year ended December 31, 2001. The unaudited pro forma combined statement of operations for the six month period ended March 31, 2002 combine the results of operations of Virage Logic and In-Chip for the respective six month periods ended March 31, 2002.

2. PRELIMINARY PURCHASE PRICE ALLOCATION

The unaudited pro forma combined financial statements reflect an estimated purchase price of approximately $17.0 million, measured using the average fair market value of Virage Logic’s common stock from May 3, 2002 to May 9, 2002, the five trading days surrounding the date the acquisition agreement with In-Chip was announced, plus the fair value of the options to be issued by Virage Logic in the acquisition, and other costs directly related to the acquisition as follows (in thousands):

Cash payment	$5,500
Fair market value of common stock	8,940
Fair market value of options	1,769
Estimated acquisition costs	825

Total consideration	$17,034

The final purchase price allocation will be determined upon finalization of the closing balance sheet, finalization of estimates for direct acquisition costs and a comprehensive final evaluation of the fair value of all assets and liabilities. The preliminary purchase price allocation, which is subject to change based on Virage Logic’s final analysis, is as follows (in thousands):

Tangible assets acquired	$2,067
Liabilities assumed	(1,924)
Deferred compensation	3,873
In process R&D	1,100
Intangible assets	3,500
Goodwill	9,783
Deferred tax liability	(1,365)

Total consideration	$17,034

3. PRO FORMA ADJUSTMENTS

Balance Sheet

The accompanying unaudited pro forma combined balance sheet has been prepared as if the acquisition was completed on March 31, 2002 and reflects the following pro forma adjustments:

(a) To record cash issued to In-Chip shareholders. The payment terms to the shareholders includes an initial payment due upon closing of the acquisition of $4.0 million, net of acquisition costs of $151,000 incurred by In-Chip shareholders but to be paid directly by Virage Logic, and $1.5 million to be paid out equally over three years.

(b) To eliminate In-Chip’s historical intangibles, the fair value of which is or has been included in the Virage Logic / In-Chip purchase price allocation, and to record the goodwill, intangible assets and deferred income taxes resulting from the acquisition

(c) To record estimated direct acquisition costs of approximately $825,000 to be incurred by Virage Logic, acquisition costs of $151,000 to be paid by Virage Logic from cash withheld from the payment to In-Chip shareholders and the current portion of acquisition payment due to shareholders of $500,000

(d) To record the long term portion of the acquisition payment due to shareholders

(e) To record the stock consideration, to eliminate the historical shareholders’ equity of In-Chip and to record the $1.1 million in-process R&D charge

(f) To record the deferred stock-based compensation related to the unvested stock options and restricted stock assumed as part of the In-Chip acquisition

Statement of Operations

The accompanying unaudited pro forma combined statements of operations have been prepared as if the proposed acquisition of Virage Logic and In-Chip were each completed as of the beginning of the year ended September 30, 2001 and six months ended March 31, 2002 and reflects the following pro forma adjustments:

(g) To record the amortization of deferred stock-based compensation resulting from the acquisition of In-Chip for the year ended September 30, 2001 and the six-months ended March 31, 2002

(h) To record the amortization of intangibles resulting from the acquisition of In-Chip on a straight line basis, $360,000 relating to off the shelf products over a five year period, $3,140,000 relating to custom products built upon core technology over a ten year period and the related deferred income taxes associated with these intangibles

(i) To record the tax impact in connection with the acquisition of In-Chip by Virage Logic. With the acquisition, In-Chip’s status as an S Corporation was terminated, and In-Chip became subject to federal and state income taxes. The supplemental pro forma operations includes an adjustment to the provisions for income taxes based upon a combined federal and state tax rate of 40%, which approximates the statutory tax rates that would have applied if In-Chip had been taxed as a C corporation during the periods prior to its acquisition by Virage Logic.

(j) Reflects issuance by Virage Logic of approximately 528,547 shares of common stock. Shares used to calculate unaudited pro forma net loss per share exclude the anti-dilutive impact of Virage Logic’s stock options including options to be issued in the acquisition.